Power of Attorney
Relating to Section 16 Reports

This Statement confirms that the undersigned has authorized and designated Cheryl C. Carter and Richard D. Sieradzki, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all reports or amendments thereto required to be filed under Section 16 of the United States Securities and Exchange Act of 1934, as amended, and the regulations from time to time promulgated thereunder, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission, and the undersigned hereby grants to such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirm all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that neither Cheryl C. Carter nor Richard D. Sieradzki is assuming, nor is Synalloy Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

/s/ Henry L. Guy

Dated: August 10, 2011